Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-118510 and 333-129551 on Form S-8 of Scanner Technologies Corporation of our report dated February 10, 2006 relating to the consolidated financial statements of Scanner Technologies Corporation appearing in the Annual Report on Form 10-KSB of Scanner Technologies Corporation for the year ended December 31, 2005.

/s/ Lurie Besikof Lapidus & Company, LLP

Minneapolis, Minnesota
February 28, 2006